Exhibit 10.68

CVS HEALTH CORPORATION
PROMOTION GRANT PREMIUM PRICED NQSO/SAR AWARD AGREEMENT
GRANT DATE: November 30, 2024
1.GRANT OF AWARD. Pursuant and subject to the provisions of the 2017 Incentive Compensation Plan of CVS Health Corporation (the “Plan”), on the date set forth above (the “Grant Date”), CVS Health Corporation (the “Company”) has granted and hereby evidences the award to the person named below (the “Participant”), subject to the terms and conditions set forth or incorporated in this Promotion Grant Award Agreement (the “Agreement”), the right, and option, to (a) purchase from the Company the aggregate number of shares of common stock ($0.01 par value) of the Company (the “Shares”) set forth below as the “Option Shares” at the “Option/SAR Price” (which is 120% of the FMV of the Shares as of the Grant Date) as set forth below (the “Option”), and (b) receive the appreciation in a Share measured from the Option/SAR Price to the date of exercise with respect to the aggregate number of Shares set forth below as the “SAR Shares” (the “SAR”), such Option and SAR to be exercised as hereinafter provided. The fair market value of the Shares on any date is the closing price of the Company’s common stock on such date (the “FMV”); provided that, with respect to the exercise of an Option or SAR in accordance with the Company’s broker-assisted exercise procedures, including Cashless Exercise (as defined below), the FMV on the date of exercise shall be the last reported trading price for a Share on the New York Stock Exchange immediately prior to the time of exercise on the date of exercise. The Plan is hereby made a part hereof and the Participant agrees to be bound by all the provisions of the Plan. Capitalized terms not otherwise defined herein shall have the meaning assigned to such term(s) in the Plan. The Option is a nonqualified option as defined in the Plan.

Participant:	David Joyner
Employee ID:	XXXXXXX
Option Shares:	1,000,000
SAR Shares:	492,537
Option/SAR Price:	$71.82
Vest Dates		Vested Options	Vested SARs
Vest Date 1:	November 30, 2025	333,333	164,179
Vest Date 2:	November 30, 2026	333,333	164,179
Vest Date 3:	November 30, 2027	333,334	164,179

2.TERM OF OPTION AND SAR. The term of the Option and SAR shall be for a period of seven (7) years from the Grant Date, subject to the earlier termination of the Option and SAR as set forth in the Plan and in the Agreement, and shall expire on the last day of its term (the “Expiration Date”). No portion of the Option or SAR shall be exercisable after the Expiration Date.

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3.VESTING AND EXERCISE OF OPTION AND SAR.
(a)Exercise.
(i)Notice of Exercise. The Option and SAR, subject to the provisions of the Plan, shall be exercised by submitting a request to exercise to the Company’s stock plan administrator, in accordance with the Company’s current exercise policies and procedures, specifying the number of Shares to be purchased with respect to the Option or exercised with respect to the SAR, which number may not be less than one hundred (100) Shares (unless the number of Shares purchased is the total balance).

(ii)Option Exercise. An exercise by the Participant of all or part of the Option shall be effected through the Company’s “cashless or same-day sale exercise” procedures (referred to herein as “Cashless Exercise”). Otherwise, at the time of exercise of the Option, the Participant shall tender to the Company cash or cash equivalents for the aggregate Option/SAR Price of the Shares that the Participant has elected to purchase or certificates for Shares of common stock of the Company owned by the Participant for at least six (6) months with a FMV at least equal to the aggregate Option/SAR Price of the Shares that the Participant has elected to purchase, or a combination of the foregoing.
(iii)SAR Exercise. Upon exercise of the SAR, the Participant shall be entitled to receive a number of Shares having a FMV on the date of exercise equal to the excess of (A) the last reported trading price for a Share on the New York Stock Exchange immediately prior to the time of exercise on the date of exercise, multiplied by the number of Shares subject to the SAR that the Participant has elected to exercise, over (B) the aggregate Option/SAR Price for the number of Shares subject to the SAR that the Participant has elected to exercise, which exercise shall be effected through the Company’s Cashless Exercise procedures on the same basis as applies to Options to the extent relevant to a SAR (i.e., with respect to the same-day-sale of the Shares deliverable upon exercise and required withholding taxes, but not with respect to the requirement that the Participant pay the aggregate Option/SAR Price from such proceeds, which is not applicable to a SAR since it is an appreciation right). Otherwise, at the time of exercise of the SAR, subject to satisfaction of the applicable withholding taxes consistent with Section 5, the Participant shall receive the number of Shares deliverable upon exercise of the SAR, determined as set forth above but based on an FMV equal to the closing price of the Company’s common stock on such date; provided that, if any fractional Share would be issuable, the number of Shares deliverable to the Participant shall be rounded down to the next whole number of Shares and the Participant will be paid cash with respect to any fractional share (based on the FMV on the date of exercise).

(b)Vesting. Prior to its expiration or termination and except as otherwise provided herein, the Option and SAR will become vested in accordance with the vesting schedule set forth above, each date on which vesting occurs a “Vest Date”, and the Option and SAR will be exercisable by the Participant to the extent vested prior to the Expiration Date so long as the Participant has maintained continuous employment with the Company or a subsidiary of the Company from the Grant Date through the exercise date.

(c)Automatic Exercise Prior to Expiration Date. Notwithstanding anything to the contrary in the Agreement or the Plan, the vested and exercisable portion of the Option and SAR that remains outstanding on the last business day prior to the Expiration Date (the “Automatic Exercise Date”) shall be deemed to have been automatically exercised by the Participant, without any further action or notice by the Company or the Participant, at such time if: (i) (A) the Participant is employed with the Company or any of its subsidiaries on the Automatic Exercise Date or (B) the Expiration Date would occur while the Option or SAR remains exercisable pursuant to Sections 8 and 9 of the Agreement, (ii) the Participant has accepted the Option or SAR as required by the Company under Section 4, and (iii) the FMV of a Share on the Automatic Exercise Date exceeds the Option/SAR Price. The exercise of the Option and SAR pursuant to this Section 3(c) shall be effected through the Company’s Cashless

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Exercise procedures (as described herein with respect to the SAR). Notwithstanding the foregoing, there is no guarantee that an automatic exercise pursuant to this Section 3(c) will be effected on the Participant’s behalf and neither the Company nor any other party will bear any responsibility or liability if such an automatic exercise is not effected and instead the Option or SAR expires unexercised. Accordingly, the Participant shall bear sole responsibility for ensuring that the Participant exercises any vested portion of the Option and SAR prior to the Expiration Date. For the avoidance of doubt, the Option and SAR shall not be deemed automatically exercised pursuant to this Section 3(c) if, on the Automatic Exercise Date, the FMV of a Share is less than or equal to the Option/SAR Price.
4.REQUIRED ACCEPTANCE OF AWARD. The Participant is required to accept the Option and SAR in the manner required by the Company prior to the first anniversary of the Grant Date. The Option and SAR will not vest and shall be forfeited in full if the Company has not received the Participant’s acceptance of the terms and conditions set forth herein prior to the first anniversary of the Grant Date. Acceptance shall be submitted electronically as required by the Company.
5.TAXES. Upon the exercise of the Option or SAR pursuant to a Cashless Exercise or “sell-to-cover exercise” under the Company’s procedures (with respect to a SAR, applied on the same basis as applies to an Option to the extent relevant to the exercise of a SAR), the Company shall withhold from the proceeds of the exercise of the Option or SAR any required taxes. If the Option or SAR is exercised other than through a Cashless Exercise or “sell-to-cover exercise,” the Company shall have the right to require the Participant to pay the amount of any withholding taxes immediately, upon notification from the Company, before the proceeds from the exercise of the Option or SAR are delivered to the Participant. Furthermore, the Company may elect to deduct such taxes from any other amounts then payable to the Participant by the Company in cash or in Shares or from any other amounts payable any time thereafter to the Participant by the Company to the extent allowed under applicable law.

6.TRANSFERABILITY. The Option and the SAR may be transferred to and may thereafter be exercised by one or more members of the Participant’s immediate family, the Participant’s former spouse if the transfer is pursuant to a court approved divorce settlement agreement, a trust established by the Participant for the benefit of one or more members of the Participant’s immediate family, or a partnership or company of which the only owners are members of the Participant’s immediate family (the “Transferee(s)”); provided, that no portion of the Option or SAR may be transferred until such time as it becomes vested and exercisable pursuant to Section 3(b) hereof, and further provided that no more than fifty percent (50%) of the exercisable Option and SAR (in the aggregate) may be transferred by the Participant. A “member of the Participant’s immediate family” shall mean the Participant’s spouse, parents, children, grandchildren and the spouses of such parents, children and grandchildren. A Transferee will be subject to all terms and conditions applicable to the Participant under the Option and SAR prior to its transfer, except that Transferee may not transfer the Option or SAR. In order to transfer the Option or SAR, the Participant must notify the Company in the form of a “Notice of Transfer of Nonqualified Stock Option/SAR” (which form may be obtained from the Company’s Legal Department) of such transfer and include the name, address and social security number of Transferee, as well as the relationship of Transferee to the Participant. With respect to any transfer of the Option or SAR, the Participant and/or Transferee will be subject to tax reporting and be responsible for any tax liability due in accordance with the law in effect at the time of the transfer of the Option or SAR or the exercise of the transferred Option or SAR by Transferee or otherwise, as the case may be.

7.FORFEITURE OF OPTION AND SAR UPON TERMINATION OF EMPLOYMENT. Unless otherwise provided for in the Plan or in the Agreement, as of the date on which the Participant’s employment with the Company and its subsidiaries terminates, the Option and SAR, to the extent unexercised, whether vested or unvested, as of the Participant’s employment termination date, shall be forfeited immediately in its entirety, provided that, if the Participant’s employment with the Company and its subsidiaries terminates without cause, as determined by the Company in its sole discretion (“Cause”), the Option and SAR, to the extent vested and unexercised as of the employment termination date, shall be exercisable at any time on or before the ninetieth (90th) day immediately following the

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employment termination date and, to the extent the Option or SAR is unvested as of the employment termination date, the Option and SAR shall be forfeited immediately.
8.QUALIFIED RETIREMENT. In the event the Participant’s employment with the Company and any subsidiary of the Company terminates by reason of a Qualified Retirement, the Participant (a) shall continue to vest in the Option and SAR, to the extent unvested as of the retirement date, for a period of three (3) years following the Participant’s retirement date and (b) may exercise the Option and SAR, to the extent vested, at any time until the original term of the Option or SAR, in both cases as long as no government regulations or rules are violated by such continued vesting or exercise period. To the extent unvested at the end of the three (3) year period following the Participant’s retirement date, the Option and SAR shall be forfeited. “Qualified Retirement” shall mean termination of employment voluntarily without Good Reason (as defined in an employment agreement), if the Participant has provided the Company with at least ninety (90) days advance notice, in accordance with the provisions of Section 13 below, of the retirement date or such other term of advance notice as is determined by the Chief People Officer of the Company.
9.DISABILITY. In the event the Participant’s employment with the Company and any subsidiary of the Company terminates by reason of total and permanent disability (as defined in the Company’s Long-Term Disability Plan, or, if not defined in such plan, as defined by the Social Security Administration), the Option and SAR shall vest as of the employment termination date on a pro-rata basis as follows: each of the Option and SAR shall vest with respect to a total number of the Shares equal to (i) the number of the Shares subject to the Option or SAR on the Grant Date multiplied by the following fraction: (A) the numerator shall be the whole number of months elapsed, as of the employment termination date, since the Grant Date and (B) the denominator shall be the initial number of full months in the period during which vesting is required under the Award , minus (ii) the number of the Shares with respect to which the Option or SAR, as applicable, vested prior to the employment termination date (whether or not the Option or SAR was previously exercised). For purposes of this calculation, the number of months in the numerator in sub-section (A) above shall include any partial month in which the Participant has been employed. For example, if the time elapsed between the Grant Date and the employment termination date is eight (8) months and five (5) days and the Participant has been employed for such entire period, the numerator in sub-section (A) above shall be nine (9). The Option and SAR may be exercised to the extent vested at any time within one (1) year of the employment termination date but in no event beyond the original term of the Option or SAR.

10.DEATH. In the event of the Participant’s employment with the Company and any subsidiary of the Company terminates by reason of the Participant’s death, the Option and SAR to the extent not then vested in accordance with Section 3 shall immediately vest and the Option and SAR shall remain exercisable for a period of one (1) year after the Participant’s death, or until the Expiration Date, whichever occurs first, by the Participant’s Beneficiary. At the end of said one (1) year time period, or as of the Expiration Date if earlier, all rights with respect to the Option and SAR shall terminate and the Option and SAR shall be cancelled.
11.CHANGE IN CONTROL. In the event of a Change in Control, the applicable provisions of the Plan with respect to a Change in Control shall apply.
12.TRANSFER OF EMPLOYMENT. Transfer of the Participant’s employment between the Company and a subsidiary of the Company or between subsidiaries of the Company shall not be treated as a termination of employment.

13.NOTICE.
(a) Any notice required to be provided under Section 6 or Section 8 shall be provided to the CVS Health Board of Directors and to the Company’s Chief People Officer.

(b) Any notice required to be given hereunder to the Participant shall be addressed to the Participant at the address shown on the records of the Company.

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(c)Either party may hereafter designate an alternate address in writing, which designation shall be sent to the addresses provided in this section.
14.RECOUPMENT OF AWARD. The Option and SAR shall be subject to the terms of the Company’s Recoupment Policy as it exists from time to time, which may require the Participant to immediately repay to the Company the value of any pre-tax economic benefit that the Participant may derive from the grant of the Option and SAR hereunder. By accepting the grant of the Option and SAR hereunder, the Participant acknowledges that a copy of the Company’s Recoupment Policy has been made available for the Participant’s reference. In addition to the Company’s Recoupment Policy, the Option and SAR may be subject to the terms of any Company clawback policy mandated by any regulatory authority, including the New York Stock Exchange.

15.RESTRICTIVE COVENANT AGREEMENT.
(a)The Option and SAR granted pursuant to the Agreement is expressly subject to and contingent upon the requirement that the Participant shall have fully executed and delivered to the Company the applicable written agreement containing the restrictive covenants required by the Company in connection with the award hereunder (such restricted covenant agreement hereafter, the “RCA”).

If the Company intends to require the Participant to execute and deliver a new RCA in connection with the grant hereunder, the Company shall provide the new RCA to the Participant and the Participant agrees to execute and deliver the new RCA by the deadline set forth by the Company. If the Participant is currently subject to an RCA and the Company does not require the Participant to execute and deliver a new RCA, then, by accepting the grant of the Option and SAR pursuant to the Agreement, the Participant reaffirms the Participant’s intent to comply with all of the provisions in the Participant’s current RCA.
The Participant agrees that failure to execute and return the new RCA, if required, by the deadline set forth by the Company shall result in the immediate and irrevocable forfeiture of the Option and SAR granted hereunder.

(b)If the Participant violates any provision of the applicable RCA, as determined by the Company in its sole discretion (an “RCA Violation”), (i) the Participant shall immediately and irrevocably forfeit the Option and SAR, to the extent unvested, and shall have no right to any payment in connection with such forfeiture; and (ii) with respect to any portion of the Option and SAR that vested within the two (2) year period ending on the earlier of (A) the date, as determined in the sole discretion of the Company, of the Participant’s RCA Violation, or (B) the Participant’s termination of employment, the Participant shall forfeit the Option and SAR to the extent unexercised and shall be required, upon demand, to repay or otherwise reimburse the Company an amount having a value equal to, with respect to each exercise event, the market value of the Shares subject to the exercise of the Option and SAR at the time of exercise minus the Option/SAR Price with respect to the Shares subject to the exercise of the Option and SAR.

By accepting the grant of the Option and SAR under the Agreement, the Participant acknowledges and agrees that the remedy described above does not constitute the exclusive remedy for the Participant’s violation of the RCA and, as the forfeiture and repayment provisions are not adequate remedies at law, the Company may seek any additional legal or equitable remedy, including injunctive relief, for any such violation. The provisions in this section are essential economic conditions to the Company’s grant of the Option and SAR to the Participant. By receiving the grant of the Option and SAR hereunder, the Participant agrees that the Company and its subsidiaries and affiliates may make deductions from any amounts they may owe the Participant, individually or collectively, from time to time (such as wages or other compensation, deferred compensation credits, vacation pay, severance or other payments owed following a termination of employment, as well as any other amounts owed to the Participant by the Company or its subsidiaries or affiliates) to the extent of any amounts the Participant owes the Company under this section. The provisions of this section and any

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amounts repayable or reimbursable by the Participant hereunder are intended to be in addition to any rights to repayment the Company may have under Section 304 of the Sarbanes-Oxley Act of 2002 and other applicable law.
16.LAWS AND POLICIES.
(a)By accepting the grant of the Option and SAR under the Agreement, (i) the Participant acknowledges that a copy of the Plan has been made available by the Company for the Participant’s reference and agrees to be bound by the terms and conditions set forth in the Agreement and the Plan as in effect from time to time, (ii) the Participant further acknowledges that the Federal securities laws and/or the Company’s policies regarding trading in its securities may limit or restrict the Participant’s right to trade Shares, including without limitation, sales of the Shares acquired in connection with the Option or SAR, and (iii) the Participant agrees to comply with such Federal securities law requirements and Company policies, as such laws and policies may be amended from time to time.

(b)Neither the execution and delivery hereof nor the grant of the Option and SAR evidenced hereby shall constitute or be evidence of any agreement or understanding, express or implied, on the part of the Company or its subsidiaries to employ the Participant for any specific period.

17.COMMITTEE AUTHORITY. The Management Planning and Development Committee of the Board of Directors shall have the authority, in its sole discretion, to make any interpretations, determinations, and/or take any administrative actions with respect to the Plan and the Agreement, including without limitation whether any post-termination payments to the Participant shall be deemed severance pay and/or whether a termination was with or without Cause. In the event of any inconsistency between the terms hereof and the provisions of the Plan, the Plan shall govern.
18.GOVERNING LAW. The Agreement and the Option and SAR evidenced hereby shall be governed by the laws of Delaware, without giving effect to principles of conflict of laws.

19.ACKNOWLEDGEMENT. The Agreement shall be effective only upon the Participant’s formal acceptance of the terms and conditions set forth above as required by the Company.

BY:	/s/ Heidi Capozzi
Heidi Capozzi
Executive Vice President, Chief People Officer CVS Health Corporation

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